UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.

On March 16, 2021, Barnwell Industries, Inc. (“Barnwell” or the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P,”), as sales agent, pursuant to which the Company may offer and sell, from time to time, shares of its common stock, par value $0.50 per share,  (the “Shares”), through or to A.G.P as the Company’s sales agent or as principal, subject to the terms and conditions set forth therein.

Subject to the terms and conditions of the Sales Agreement, A.G.P. will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The NYSE American to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, A.G.P. may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company will pay A.G.P. a commission of 3.0% of the aggregate gross proceeds from each sale of the Shares and has agreed to provide A.G.P. with customary indemnification and contribution rights. The Company has also agreed to reimburse A.G.P. for certain specified expenses.

The Company is not obligated to make any sales of common stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The issuance and sale of the Shares by the Company under the Sales Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission concurrently with this Current Report on Form 8-K on March 16, 2021 (the “Registration Statement”). The Company cannot make assurances as to if or whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement. The Registration Statement includes a prospectus specifically relating to the offering of the Shares pursuant to the Sales Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached hereto as Exhibit 1.01 and is incorporated in its entirety by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
1.01	Sales Agreement, dated March 16, 2021 by and between Barnwell Industries, Inc. and A.G.P. / Alliance Global Partners, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2021

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.01	Sales Agreement, dated March 16, 2021 by and between Barnwell Industries, Inc. and A.G.P. / Alliance Global Partners, filed herewith